EXHIBIT 23.1


                      Consent of Independent Auditors


The Board of Directors
North Fork Bancorporation, Inc.:


We consent to incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-94381) dated as of March 1, 2000, the Registration Statement on Form S-8 (No. 333-33008) dated as of March 22, 2000, the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-94385) dated as of March 22, 2000, and Amendment No. 1 to Form S-4 (No. 333-32492) dated March 28, 2000, of our report dated April 10, 2000, relating to the supplemental consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income, cash flows, changes in shareholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1999, included in the current report on Form 8-K of North Fork Bancorporation, Inc. filed with the Securities and Exchange Commission on April 18, 2000.


/s/ KPMG LLP
-------------------
KPMG LLP
New York, New York


April 17, 2000